Exhibit 10

Superseder & Termination Agreement

This Superseder & Termination Agreement (the “Agreement”) is made and entered into by and among Puget Technologies, Inc., a publicly held Nevada corporation subject to the reporting requirements imposed by Sections 13 and 15(d) of the Exchange Act (“Puget”); Hermann Burckhardt, a Florida resident and until today, Puget’s and Qest’s president, chief executive officer and a member of and the chairman of Puget’s and Qest’s boards of directors (“Mr. Burckhardt”); and, Qest Consulting Group, Inc., a Colorado corporation and Puget’s “parent”, as that term is defined in Rule 405 of Commission Regulation C (“Qest;” Puget, Mr. Burckhardt and Qest being sometimes hereinafter collectively referred to as the “Parties” or generically as a “Party”).

Preamble:

Whereas, Puget and Qest are currently parties to a number of agreements, including a retainer and consulting agreement (the “Consulting Agreement”), a revolving loan agreement (the “Loan Agreement”) and Qest currently holds all shares of Puget’s Series A Super Majority Preferred Stock (the “Series A Stock”), most shares of Puget’s Class B Convertible Preferred Stock (the “Class B Stock”) and 659,935,231 shares of Puget’s Common Stock (the “Common Stock”), in each case, without par value; and

Whereas, in addition to his roles in Puget and Qest, Mr. Burckhardt is currently the holder of 1/3 of Qest’s outstanding capital stock (the “Qest Stock”; and

WHEREAS Mr. Burckhardt desires to terminate his association with Puget and Qest and they are agreeable to the foregoing, on the following terms and conditions:

Now, Therefore, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

Witnesseth:

Article I: Definitions

The following terms or phrases, as used in this Agreement, will have the following meanings:

(A)	Affiliate: A person or entity controlling, controlled by or under common control with another as defined in Rule 405 of Commission Regulation C.

(B)	Closing: The effectuation of the transactions called for by this Agreement, including exchange of securities, execution of instruments, stock certificates, stock powers, releases, and other documents.

(C)	Closing Date: The date following execution of this Agreement.

(D)	Code: The Internal Revenue Code of 1986, as amended.

(E)	Commission: The United States Securities and Exchange Commission

(F)	EDGAR: The Commission’s electronic data gathering and retrieval system accessible by the public at the Commission’s website located at http://www.sec.gov.

(G)	Exchange Act: The Securities Exchange Act of 1934, as amended.

(H)	Exchange Act Reports: The reports on Commission Forms 10-K, 10-Q and 8-K that Puget is required to file pursuant to Sections 13 and 15(d) of the Exchange Act.

(I)	FINRA: The Financial Industry Regulatory Authority, a private American corporation that acts as a self-regulatory organization that regulates member brokerage firms and exchange markets.

(J)	Florida Securities Act: The Florida Securities and Investor Protection Act.

(K)	Now Health: Now Health Corp., a Florida corporation and consolidated subsidiary of Puget.

(L)	Puget Puerto Rico: Puget Puerto Rico, Inc., a wholly owned subsidiary of Puget organized under the laws of the Commonwealth of Puerto Rico.

(M)	Securities Act: The Securities Act of 1933, as amended.

(O)	All undefined financial terms will have the meanings ascribed to them by generally accepted accounting practices, consistently applied on the accrual basis of accounting, as modified by rules of the Commission including Regulations D, C, SB and SK.

(P)	Additional terms characterized by initial capital letters are defined in this Agreement immediately following their first use.

Article II: Operative Provisions

(A)	Mr. Burckhardt:

Subject to compliance with the following covenants and agreements by Puget and Qest, Mr. Burckhardt:

(1)	Hereby resigns from all positions with Puget and Qest, effective as of the date of this Agreement;

(2)	Hereby assigns to Qest all of his right title and interest to any and all Qest securities which he or his Affiliates hold, own or have an interest, directly or indirectly.

(3)	The Parties believe that it is in the best interests of the Puget shareholders that the Qest shares exchanged by Mr. Burckhardt for 1/3 of the shares of Puget common stock held by Qest be made available to Puget for use in recruiting a new president and chief executive officer who will also replace Mr. Burckhardt on Puget’s board of directors, and that Mr. Thomas Jaspers, who will serve as Puget’s interim president and chief executive officer upon Mr. Burckhardt’s resignation, will immediately commence a search for a qualified individual with the ability to raise funds required to bring Puget into compliance with its Exchange Act reporting obligations.

(4)	With reference to the transfer of ownership in Now Health and Puget Puerto Rico to Mr. Burckhardt described below, Mr. Burckhardt hereby agrees to use his best efforts to comply with the registration obligations of the Securities Act required to issue pro rata stock dividends in shares of such corporations to the holders of Puget’s common stock as of the earliest record date available under federal and state securities laws and the rules of FINRA, as to 20% of the post issuance capital stock of Now Health and Puget Puerto Rico, and to effect such issuance, at the subject issuer’s expense, at the earliest practicable moment, and to take such steps as are necessary to permit the public trading of such securities in the over the counter market subsequent to distribution of the subject dividends.

Please Initial: Puget: ____        Mr. Burckhardt: ____          Qest: ____

(5)	Hereby agrees to use his best efforts to comply with the registration obligations of the Securities Act required to permit public sale of Now Health and Puget Puerto Rico securities retained by Puget as described below, at the subject issuer’s expense, at the earliest practicable moment, and to take such steps as are necessary to permit the public trading of such securities in the over-the-counter market subsequent to distribution of the subject dividends described above.

(6)	Promptly after execution of this Agreement, Mr. Burckhardt will return any and all Puget related records, documents and materials to Thomas Jaspers, who will assume the presidency of Puget on an interim basis following Mr. Burckhardt’s resignation, whether in physical or electronic formats, but will retain any and all documents, records, business plans, etc., pertaining to Now Health and Puget Puerto Rico and, should Mr. Jaspers have any materials pertaining to Now Health and Puget Puerto Rico, whether in physical or electronic formats, such materials will promptly be turned over to Mr. Burckhardt.

(B)	Puget:

Puget hereby agrees to transfer to Mr. Burckhardt, at Closing:

(1)	90% of the Puget Puerto Rico common stock now held by Puget, provided that 20% of Puget Puerto Rico’s common stock will be reserved by Mr. Burckhardt for issuance as a stock dividend to holders of Puget common stock, as set forth above

(2)	Mr. Burckhardt will change the name of Puget Puerto Rico within 60 days of the date of this Agreement to a name that does not include the word “Puget”, and

(3)	80.2% of the Now Health common stock which is currently held by Puget, the Parties acknowledging that two individuals, Ms. Karen Lynn Fordham and Mr. Albert Mayer Cohen each hold 4.9% of Now Health’s common stock, and that after the foregoing transaction, Mr. Burckhardt or his assigns will control 80.2% of Now Health’s common stock, provided that 20% of Now Health’s common stock will be reserved by Mr. Burckhardt for issuance as a stock dividend to holders of Puget common stock, as set forth above.

(4)	In the event that Puget files a registration statement with the Commission pursuant to Section 5 of the Securities Act it will advise Mr. Burckhardt of such decision at least 30 days prior to its effectuation and, provided that Mr. Burckhardt assumes responsibility for any additional expenses required therefor, Puget will, at Mr. Burckhardt’s request, register the shares of Puget common stock that Mr. Burckhardt is acquiring from Qest in exchange for his Qest securities, as set forth below.

(5)	Puget will not object in the event that any of its current employees or officers prefer to work with Mr. Burckhardt in Now Health or Puget Puerto Rico rather than to remain as employees or officers of Puget, provided that such election is made in writing during the 20 days following execution of this Agreement and that any such persons waive any rights to compensation due them from Puget.

Please Initial: Puget: ____        Mr. Burckhardt: ____          Qest: ____

(C)	Qest:

(1)	Qest hereby agrees to convey to Mr. Burckhardt on the Closing Date 219,978,410 shares of the Puget common stock held by Qest as of the date of this Agreement.

(2)	The Puget shares to be transferred to Mr. Burckhardt by Qest have never been registered with the Commission and are thus restricted from transfer unless registered with the Commission and state securities regulators or are exempt from such registration requirements, consequently, the shares will be subject to restrictions on transfer as if they had the following legend, which will be applied by the transfer agent such delivery of certificates be demanded by Mr. Burckhardt in lieu of book entry ownership:

“The securities represented by this certificate were issued without registration under the Securities Act of 1933, as amended, or comparable state laws in reliance on the provisions of Sections 4(a)(1) and 4(a)(2) of such Act, and comparable state law provisions. These securities may not be transferred pledged or hypothecated unless they are first registered under applicable federal, state, or foreign laws, or the transaction is demonstrated to be exempt from such requirements to Puget’s satisfaction.”

(3)	Mr. Burckhardt has indicated he may want to transfer the foregoing described securities to family members and, provided such transfer is legal under applicable securities and corporate laws, Puget will not object thereto.

(4)	For federal and state internal revenue purposes, the Puget securities to be transferred by Qest to Mr. Burckhardt will be valued at a 50% discount from the closing bid price reflected therefore on the over-the-counter market on the date of this Agreement, such discount being justified by the uncertainty over their trading status under the Securities Act, as reflected above.

(D)	As a material inducement to each Parties’ entry into this Agreement, each of the Parties hereby represents to the others that the representing Party has been an Affiliate of the others and is consequently familiar with the operations, assets and liabilities of Puget, Qest, Now Health and Puget Puerto Rico.

(E)	Puget and Qest will prior to April 1, 2022, either enter into a separate agreement with the landlord of the current facilities in Palm Beach County, Florida currently used by them so as to permit them to retain their current addresses or obtain new Florida addresses and telephone numbers, and file all required notices of changes of addresses with appropriate regulatory authorities, including, without limitation, as appropriate, the Securities and Exchange Commission and the Florida Division of Corporations.

Please Initial: Puget: ____        Mr. Burckhardt: ____          Qest: ____

(F)	Forwarding of materials received:

(1)	In the event that for any reason Mr. Burckhardt comes into possession of communications addressed to Puget or Qest, he shall forward such communications to such person or persons at such addressees as Puget and Qest shall designate to Mr. Burckhardt.

(2)	In the event that for any reason Puget or Qest comes into possession of communications addressed to Mr. Burckhardt, they shall forward such communications to such person or persons at such addressees as Mr. Burckhardt shall designate.

(G)	Puget and Qest shall file all reports required to remove Mr. Burckhardt as an officer and director of Qest and Puget with the authorities responsible for the maintenance of corporate records in the States of Nevada, Colorado and Florida and shall file this Agreement and a copy of Mr. Burckhardt’s resignation as an officer and director of Puget with the Commission in a current report on Form 8-K within four business days following receipt of such resignations.

(H)	The following will be the disclosure used in the report of this current event to the Commission on Form 8-K:

Hermann Burckhardt, the Registrant’s president, chief executive officer and a member of and the chairman of its board of directors resigned, effective as of March 25, 2022. The terms of his resignation are incorporated in a superseder and termination agreement entered into by Mr. Burckhardt, the Corporation and Qest Consulting Group, Inc., a Colorado corporation (“Qest”) and the Corporation’s “parent”, as that term is defined in Rule 405 of Securities and Exchange Commission (the “Commission”) Regulation C on such date, a copy of which is filed with this current report as exhibit 10.01, with a copy of Mr. Burckhardt’s resignation filed as exhibit 17.01. The following summary is hereby qualified in its entirety by reference to such documents:

The superseder and termination agreement, in material part with reference to the Registrant, provides that Mr. Burckhardt will be immediately assigned all but ten percent of the Registrant’s interest in and to its two current subsidiaries, Now Health Corp., a Florida corporation, and Puget Puerto Rico, Inc., a corporation organized under the laws of the Common wealth of Puerto Rico, but that Mr. Burckhardt will use his best efforts to register the stock retained in such corporations by the Registrant and 20% of the common stock in each such corporation pursuant to Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with the Commission for distribution to the holders of the Registrant’s common stock as of the earliest record date feasible in compliance with the rules and regulations of the Commission and he Financial Industry Regulatory Authority, which will first require that the Registrant become current in all of its reports due to the Commission under the Securities Exchange Act of 1934, as amended (the Exchange Act”).

The agreement also provides that Mr. Burckhardt will resign as an officer and director of Qest and exchange all of his ownership and other interests in Qest for 219,978,410 shares of the Registrant’s common stock theretofore owned by Qest, it being understood by the parties that, in the best interests of the Registrant’s shareholders, such interest in Qest should be made available to the Registrant for use in recruiting a new president and chief executive officer with the capability of raising funds required, first, to bring the Registrant current in its reporting obligations to the Commission, and second, to implement the Registrant’s business development plans.

Finally, the agreement provides for mutual general releases among the parties thereto.

Please Initial: Puget: ____        Mr. Burckhardt: ____          Qest: ____

Article III: Superseder, Mutual Releases & Closing

(A)	The terms of this Agreement supersede the terms of all other agreements between Puget or Qest on the one hand, and Mr. Burckhardt on the other, all of which will henceforth be deemed merged with this Agreement, so that only the provisions of this Agreement will be deemed to survive.

(B)	In consideration for the exchange of covenants reflected above but excepting only the obligations created by this Agreement and the current contractual obligations of Puget to Qest and Qest to Puget and the related debt owed by Puget to Qest, Puget, Mr. Burckhardt and Qest hereby each release, discharge and forgive the other, and each of the others’ subsidiaries, Affiliates, members, officers, directors, partners, agents and employees from any and all liabilities, whether current or inchoate, from the beginning of time until the date of this Agreement.

Article IV: General Provisions

4.1	Interpretation.

(A)	When a reference is made in this Agreement to schedules or exhibits, such reference will be to a schedule or exhibit to this Agreement unless otherwise indicated.

(B)	The words “include,” “includes” and “including” when used herein will be deemed in each case to be followed by the words “without limitation.”

(C)	The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(D)	The captions in this Agreement are for convenience and reference only and in no way define, describe, extend, or limit the scope of this Agreement or the intent of any provisions hereof.

(E)	All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(F)	The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

4.2	Notice.

(A)	All notices, demands or other communications given hereunder will be in writing and will be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(1)	To Puget: Puget Technologies, Inc.; 4675 S Yosemite Street, Unit 204; Denver Colorado 80237;

(2)	To Mr. Burckhardt: Hermann Burckhardt; 8200 NW 41 Street Number 200 , Doral, Florida 33166;

(3)	To Qest: Qest Consulting Group, Inc.; 4675 S Yosemite Street, Unit 204; Denver Colorado 80237.

or such other address or to such other person as any Party will designate to the other for such purpose in the manner hereinafter set forth.

Please Initial: Puget: ____        Mr. Burckhardt: ____          Qest: ____

(B)	At the request of any Party, notice will also be provided by overnight delivery, facsimile transmission or e-mail provided that a transmission receipt is retained.

(C)	(1)	The Parties acknowledge that Qest serves as a strategic consultant to Puget and has acted as scrivener for the Parties in this transaction, but that Qest is neither a law firm nor an agency subject to any professional regulation or oversight.

(2)	Qest has advised Puget and Mr. Burckhardt to retain independent legal and accounting counsel to review this Agreement and its exhibits and incorporated materials on its own behalf.

(3)	The decision by any Puget or Mr. Burckhardt not to use the services of legal counsel in conjunction with this transaction will be solely at their own risk.

4.3	Merger of All Prior Agreements Herein.

(A)	This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B)	All prior agreements whether written or oral are merged herein and will be of no force or effect.

4.4	Survival.

The several representations, warranties and covenants of the Parties contained herein will survive the execution hereof and will be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

4.5	Severability.

If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance will be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby.

4.6	Governing Law.

This Agreement will be construed in accordance with the substantive and procedural laws of the State of Florida (other than those regulating taxation and choice of law).

Please Initial: Puget: ____        Mr. Burckhardt: ____          Qest: ____

4.7	Indemnification.

(A)	Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

(B)	In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party will be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys’ fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

4.8	Dispute Resolution.

(A)	In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement any proceedings pertaining directly or indirectly to the rights or obligations of the Parties hereunder will, to the extent legally permitted, be held in Dade County, Florida, and the prevailing Party will be entitled to recover its costs and expenses, including reasonable attorneys’ fees up to and including all negotiations, trials and appeals, whether or not any formal proceedings are initiated.

(B)	In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute will, at the request of any Party, be exclusively resolved through the following procedures:

(1)	(a)	First, the issue will be submitted to mediation before a mediation service in Dade County, Florida to be selected by lot from six alternatives to be provided, two by each Part involved.

(b)	The mediation efforts will be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

(2)	In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties will submit the dispute to binding arbitration before an arbitration service located in Dade County, Florida to be selected by lot, in the same manner as set forth for mediation.

(3)	(a)	Expenses of mediation will be borne equally by the Parties involved, if successful.

(b)	Expenses of mediation, if unsuccessful and of arbitration will be borne by the Party or Parties against whom the arbitration decision is rendered.

(c)	If the terms of the arbitral award do not establish a prevailing Party, then the expenses of unsuccessful mediation and arbitration will be borne equally by the Parties involved.

Please Initial: Puget: ____        Mr. Burckhardt: ____          Qest: ____

4.9	Benefit of Agreement.

The terms and provisions of this Agreement will be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees but are not intended to confer upon any other person any rights or remedies hereunder.

4.10	Further Assurances.

The Parties agree to do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

4.11	Counterparts.

(A)	This Agreement may be executed in any number of counterparts.

(B)	All executed counterparts will constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

(C)	Execution by exchange of facsimile transmission will be deemed legally sufficient to bind the signatory; however, the Parties will, for aesthetic purposes, prepare a fully executed original version of this Agreement which will be filed with the Commission in conjunction with Mr. Burckhardt’s resignation as an officer and director of Puget.

4.12	License.

(A)	This form of agreement is the property of Qest and has been customized for this transaction with the consent of Qest by its general counsel.

(B)	The use of this form of agreement by the Parties is authorized hereby solely for purposes of this transaction.

(C)	The use of this form of agreement or of any derivation thereof without Qest’ prior written permission is prohibited.

The remainder of this page is left intentionally blank.

Please Initial: Puget: ____        Mr. Burckhardt: ____          Qest: ____

In Witness Whereof, Puget, Mr. Burckhardt and Qest have caused this Agreement to be executed by themselves or their duly authorized respective officers, all as of the last date set forth below:

Signed, Sealed and Delivered
In Our Presence:
Puget Technologies, Inc.

By:
Hermann Burckhardt, President
(Corporate Seal)
Attest:
Thomas Jaspers, Secretary
Dated: March 25, 2022

Mr. Burckhardt

By:
Hermann Burckhardt, an individual
Dated: March 25, 2022

Qest Consulting Group, Inc.

By:
Hermann Burckhardt, President
(Corporate Seal)
Attest:
Thomas Jaspers, Secretary
Dated: March 25, 2022

Please Initial: Puget: ____        Mr. Burckhardt: ____          Qest: ____